TERM LOAN AGREEMENT

This Term Loan Agreement (the “Agreement”) is made and entered into as of March ___, 2009, by and between I2 TELECOM INTERNATIONAL, INC., a Washington corporation (the “Company”) and Holder (“Payee”), (the “Lender”) with reference to the following facts:

RECITALS

WHEREAS, the Lender made a loan to the Company in the principal amount of One-Million Dollars ($1,000,000), (the “Loan”), which Loan is evidenced by, among other things, the following documents:

A.        Promissory Note Agreement, dated March ___, 2008, executed by the Lender and the Company (the “PNA”);

(All of the foregoing documents, together with all documents and instruments executed in connection therewith, are hereafter referred to as the “Loan Documents.”)

WHEREAS, upon the funding of the Loan, the Lender have advanced the Company and Company has received $1,000,000 in principal (the “Advance”);

WHEREAS, the Company wishes to secure and repay the Loan including the fees and interest, by repaying the Advance together with all interest and fees incurred on the Loan;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively “parties” and individually a “party”) agree as follows:

AGREEMENT

1.         Consideration. In consideration of the Advance, the Company agrees to pay the Lender, principal and interest when due and pay the Lender (i) 10,000,000 warrants to purchase shares of the Company’s restricted common stock at a price of $.08 each for a period of 5 years. The warrants Consideration will have “Piggyback” Registration Rights which will require the Company to register the Stock Consideration shares in a registration statement anticipated to be filed within approximately one-hundred eighty (180) days of this Agreement (the “Closing”), and (B) Participation in Patent #7,460,480: Five percent (5%) participation in future monetization, sale, license and royalty revenues.

2.         Security.         The Company agrees to securing the principal amount of $1,000,000, in favor of the Lender in a secured position executed by the Company in favor of the Lender in consideration for the Loan (the “Security”) against all assets of the

Company, subordinated to $1,287,500 of senior secured debt and pari-passu with $2,525,000 of subordinated secured debt.

Security treatment of any future financings should be subordinate to any previously existing Senior Secured Debt or Subordinated Secured Debt outstanding at such time of financing, if any.

3.         In the event any action is brought to enforce this Agreement, the prevailing party in any such dispute or proceeding shall be entitled to recover said party’s total reasonable attorneys’ fees and costs arising out of or in connection with such action.

4          The provisions of this Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors in interest and assigns to the respective parties to it.

5.         This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Georgia. The language and all parts of this Agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

6.         This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

7.         The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

8.         For the convenience of the parties, this Agreement may be executed by facsimile signatures and in counterparts that shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

9.         Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this Agreement.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

i2 TELECOM INTERNATIONAL, INC.

By:

Paul R. Arena

Title:	Chief Executive Officer

HOLDER

By:	______________

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